As filed with the Securities and Exchange Commission on January 26, 2004
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          California                                      94-2900635
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                3011 Triad Drive,
                               Livermore, CA 94551
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                             2003 Stock Option Plan
                            (Full title of the Plan)
                             ----------------------

                                Michael W. Overby
               Vice President, Finance and Chief Financial Officer
                             Adept Technology, Inc.
                      3011 Triad Drive, Livermore, CA 94551
                     (Name and Address of Agent for Service)
                                 (925) 245-3400
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:
                             Lisa A. Fontenot, Esq.
                           Gibson, Dunn & Crutcher LLP
                              One Montgomery Street
                         San Francisco, California 94104
                                 (415) 393-8200

                                             CALCULATION OF REGISTRATION FEE
======================= ======================== ======================== ======================== ===================
                                                    Proposed Maximum         Proposed Maximum          Amount of
 Title of Securities         Amount to be          Offering Price per       Aggregate Offering       Registration
   to be Registered         Registered (1)              Share (2)                Price (2)               Fee(3)
   ----------------         --------------              ---------                ---------               ------
Common   Stock,    par      500,000 shares                $1.44                  $720,000                $58.25
value $0.01 per share

======================= ======================== ======================== ======================== ===================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Over The Counter Bulletin Board on January 23, 2004 which was $1.44, determined in accordance with rule 457(c).
================================================================================

                                     PART I

              Information Required in the Section 10(a) Prospectus

             Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as amended on Forms 10-K/A filed with the Commission on October 8, 2003 and November 12, 2003, including all material incorporated by reference therein;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 2003;

                  (c) The Registrant's Current Reports on Form 8-K filed with the Commission on August 6, 2003, October 22, 2003, November 5, 2003, November 18, 2003, November 19, 2003, December 3, 2003, and January 21, 2004;

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (e) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act. The Registrant has entered into indemnification agreements with its directors and executive officers. The indemnification provisions in the Articles of Incorporation and Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number             Exhibit
--------------             -------

4.1                        Instruments    Defining   Rights   of   Stockholders.
                           Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on October 31, 1995 incorporated by reference pursuant to Item 3(e).

5.1                        Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of  Gibson,  Dunn &  Crutcher  (contained  in
                           Exhibit 5.1).

23.2                       Consent of Ernst & Young LLP, Independent Auditors.

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1                       2003 Stock Option Plan.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act , that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 26th day of January, 2004.

                            ADEPT TECHNOLOGY, INC.

                            By:       /s/ Michael W. Overby
                                ------------------------------------
                                          Michael W. Overby
                            Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each such person whose signature appears below constitutes and appoints, jointly and severally, Robert H. Bucher and Michael W. Overby, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Name and Signature                              Title                                    Date
         ------------------                              -----                                    ----
         /s/ Robert H. Bucher                   Chairman of the Board and Chief          January 22, 2004
         ---------------------------            Executive Officer (Principal Executive
         Robert H. Bucher                       Officer)


         /s/ Michael W. Overby                  Vice President, Finance and Chief        January 22, 2004
         ---------------------------            Financial Officer (Principal Financial
         Michael W. Overby                      Officer and Principal Accounting
                                                Officer)


         /s/ Ronald E.F. Codd                   Secretary and Director                   January 22, 2004
         ---------------------------
         Ronald E.F. Codd


         Name and Signature                              Title                                    Date
         ------------------                              -----                                    ----
         /s/ Michael P. Kelly                   Director                                 January 22, 2004
         ---------------------------
         Michael P. Kelly

         /s/ Cary R. Mock                       Director                                 January 22, 2004
         ------------------
         Cary R. Mock

         /s/ Robert J. Majteles                 Director                                 January 22, 2004
         ---------------------------
         Robert J. Majteles

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------

4.1                        Instruments    Defining   Rights   of   Stockholders.
                           Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on October 31, 1995 incorporated by reference pursuant to Item 3(e).

5.1                        Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of  Gibson,  Dunn &  Crutcher  (contained  in
                           Exhibit 5.1).

23.2                       Consent of Ernst & Young LLP, Independent Auditors.

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1                       2003 Stock Option Plan.